EXHIBIT 25

                                                                [CONFORMED COPY]

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM T-1
                             -----------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                           TRUST INDENTURE ACT OF 1939
                      OF A CORPORATION DESIGNATED TO ACT AS
                                     TRUSTEE
                             -----------------------

               Check if an application to determine eligibility of
                     a Trustee pursuant to Section 305(b)(2)
                                                            ---
                               MELLON BANK, F.S.B.
                                (Name of Trustee)
                13-3680276                               U.S.
      (I.R.S. Employer Identification No.) (Jurisdiction of incorporation)

                                 80 Route 4 East
                            Paramus, New Jersey 07652
                     (Address of Principal Executive Office)

                                 ELAINE D. RENN
                                 Vice President
                                MELLON BANK, N.A.
                             ONE MELLON BANK CENTER
                       PITTSBURGH, PENNSYLVANIA 15258-0001
                                 (412) 234-4694
            (Name, Address and Telephone Number of Agent for Service)
                             -----------------------

                                   AGWAY, INC.
                                (Name of Obligor)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   15-0277720
                      (I.R.S. Employer Identification No.)
                   333 Butternut Drive, DeWitt, New York 13214
                    (Address of Principal Executive Offices)

                     DEBT SECURITIES (LISTED ON SCHEDULE II)
                         (Title of Indenture Securities)






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1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE --

   (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

               Office of Thrift Supervision              Washington, D.C.
               Federal Deposit Insurance Corporation     Washington, D.C.

   (B)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

              The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

              The obligor is not an affiliate of the trustee.

ITEMS 3-15 ARE NOT APPLICABLE SINCE THE OBLIGOR IS NOT IN DEFAULT ON SECURITIES ISSUED UNDER INDENTURES UNDER WHICH THE APPLICANT IS TRUSTEE.

16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

      Exhibit 1    - A copy  of the Trustee's  Federal Stock Charter dated
                     November l, 1992; a copy of the Written Consent of Trustee's Sole Stockholder dated August 23, 1994 amending Trustee's Federal Stock Charter effective
                     August  24,   1994 (See Note A).

      Exhibit 2    - Copy of Office of Thrift Supervision Order No.  92-427
                     dated September 30, 1992 approving Trustee's application to convert to a federal savings bank pursuant to Section 5(o) of the Home Owners' Loan Act, 12 U.S.C. ss.1464(o); copy of Certificate of Corporate Existence of Trustee issued by the Office of Thrift Supervision dated May 28, 1996 (See Note A).

      Exhibit 3    - Copy of letter from Angelo  A.  Vigna,  Regional  Director,
                     Office  of  Thrift  Supervision,   dated  October 11, 1995
                     authorizing Trustee to exercise corporate trust powers in New Jersey; copy of letter from Michael L. Simone, Assistant Director, Office of Thrift Supervision dated
                     April 5, 1996  providing   non-objection  to  Trustee's
                     exercise of corporate trust powers in Indiana, Maine, Michigan, New York, Ohio, Washington and Wyoming
                     (See Note A).

      Exhibit 4    - Copy  of  Trustee's  By-Laws as amended  August 3, 1993 and
                     March 20, 1996 (See Note A).

      Exhibit 5    - Not Applicable.

      Exhibit 6    - Consent  of  the  Trustee required by Section 321(b) of the
                     Act dated July 8, 1996 (See Note A).


      Exhibit 7    - Trustee's  audited  balance  sheets as of December 31, 1995 and December 31, 1996  (attached).

NOTE A: Incorporated by reference to Statement by Mellon Bank, F.S.B. of Eligibility Under the Trust Indenture Act of 1939 as a Corporation Designated to Act As Trustee, filed as Exhibit 25.l to Registration Statement No. 333-11117 filed with the Securities and Exchange Commission on August 30, 1996.








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                                    SIGNATURE

         PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, MELLON BANK, F.S.B., A FEDERAL SAVINGS BANK ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF PITTSBURGH, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 27TH DAY OF AUGUST, 1997.



                                                  MELLON BANK, F.S.B.
                                                  TRUSTEE



                                                  By: /s/ Elaine D. Renn
                                                      Elaine D. Renn
                                                      Vice President








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                                                                    SCHEDULE I
                                                                    ----------



                               ADDITIONAL OBLIGOR
                               ------------------


The following subsidiary obligor is a wholly owned subsidiary of Agway, Inc.

                                    State or Other
                                    Jurisdiction of              IRS Employer
                                    Incorporation or             Identification
Name and Address                    Organization                 Number
----------------                    ----------------             --------------

Agway Financial Corporation         Delaware                     06-1174232
1105 North Market Street
Suite 1300
Wilmington, DE  19801






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                                                               SCHEDULE II
                                                               -----------


                       (TITLE OF THE INDENTURE SECURITIES)
                       -----------------------------------

1. Subordinated Member Money Market Certificates issued in multiples of $5,000, due October 31, 2007 (minimum 8.25% per annum).

2. Subordinated Money Market Certificates issued in multiples of $5,000, due October 31, 2007 (minimum 7.75% per annum).

3. Subordinated Member Money Market Certificates issued in multiples of $100, due October 31, 2007 (minimum 8.00% per annum).

4. Subordinated Money Market Certificates issued in multiples of $100, due October 31, 2007 (minimum 7.50% per annum).

5. Subordinated Money Market Certificates issued in multiples of $2,000, due October 31, 2003 (minimum 8.50% per annum).

6. Subordinated Money Market Certificates issued in multiples of $2,000, due October 31, 2001 (minimum 8.25% per annum).







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                                                              Exhibit 7

                               MELLON BANK, F.S.B.
              (Formerly The Dreyfus Security Savings Bank, F.S.B.)

                                 Balance Sheets

                           December 31, 1996 and 1995

                                Assests                                            1996                 1995
                                -------                                         ------------        -----------
Cash and due from banks                                                         $  1,282,017            342,260
Federal funds sold                                                                16,794,450          6,571,060
Securities :
        Held -to-maturity (market value of $7,482,307 and $9,418,209)              7,492,658          9,299,676
        Available-for-sale (amortized cost of $36,780,005 and $3,930,741          37,599,840          3,975,391
Federal Home Loan Bank of New York stock, at cost                                          -             87,900
Mortgage loans held for sale                                                               -          2,035,455
Loans:
       Real estate mortgages                                                       5,205,401          6,331,107
       Consumer                                                                      139,369            336,622
                                                                                ------------        -----------
                                                                                   5,344,470          6,667,729

         Less allowance for loan losses                                              112,300             50,904
                                                                                ------------        -----------
                   Net loans                                                       5,232,470          6,616,825

Accrued interest and dividends receivable                                            380,834            233,615
Trust Fees receivable                                                              1,826,592                  -
Due from affiliates                                                                  699,255             67,567
Fixed assets (net)                                                                   753,685             71,705
Goodwill (net)                                                                     9,422,654                  -
Other Assests                                                                              -            185,840
                                                                                ------------        -----------
                  Total assets                                                  $ 81,484,455         29,487,294
                                                                                ------------        -----------

                  Liabilities and Stockholder's Equity
                  ------------------------------------
Liabilities:
      Deposits (note 6):
          Interest bearing:
                Certificates and money market accounts                          $ 14,913,935         20,849,872
           Noninterest bearing                                                        92,075             64,659
                                                                                ------------        -----------
                          Total Deposits                                          15,006,010         20,914,531

        Due to affiliates                                                          3,681,000            426,271
        Income taxes payable to parent                                               915,927                  -
        Other liabilities and accrued expenses                                     1,970,653            113,369
                                                                                ------------        -----------
                           Total liabilities                                      21,573,590         21,454,171

Stockholder's equity
        Common stock ($300 par value; 10,000 shares authorized,
                 issued and outstanding)                                           3,000,000          3,000,000
        Additional paid-in capital                                                54,832,382          4,832,382
        Retained earnings                                                          1,545,503            171,719
                                                                                ------------        -----------
                                                                                  59,377,885          8,004,101

Net unrealized gain on available-for-sale securities, net of tax                     532,980             29,022
                                                                                ------------        -----------
                  Total stockholder's equity                                      59,910,865          8,033,123

Commitments and contingencies
                                                                                ------------        -----------
                  Total liabilities and stockholder's equity                    $ 81,484,455         29,487,294
                                                                                ------------        -----------